As filed with the Securities and Exchange Commission on February 10, 2009
Registration No. 333-111058

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DECORIZE, INC.
(Exact name of issuer as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	43-1931810 (I.R.S. Employer Identification No.)

1938 E. Phelps Springfield, Missouri (Address of principal executive office)	65802 (Zip code)

Decorize, Inc. 1999 Equity Incentive Plan

 (Full title of the plan)

Stephen R. Crowder
Chief Executive Officer and President
Decorize, Inc.
1938 E. Phelps
Springfield, Missouri 65802
(417) 879-3326

 (Name and address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☑

DE-REGISTRATION OF SHARES

This post-effective amendment relates to our Registration Statement on Form S-8 (Registration No. 333-111058) (the “Registration Statement”), which was filed with the Securities and Exchange Commission on December 10, 2003.  The Registration statement registered the offering of up to 3,000,000 shares of common stock of Decorize, Inc. (the “Registrant”), issuable upon exercise of options granted under our 1999 Equity Incentive Plan.

On February 10, 2009, the Registrant filed Form 15 to suspend its obligation to file periodic reports under the Securities Exchange Act of 1934, as amended.  After this filing, the Registrant will no longer meet the registrant requirements of this Form, so the Registrant has terminated the offering contemplated by the Registration Statement.  Accordingly, pursuant to an undertaking made in the Registration Statement, the Registrant hereby files this Post-Effective Amendment No. 1 to the Registration Statement to deregister such number of shares of common stock originally registered by the Registration Statement as may remain unsold in accordance with the plan of distribution contained in the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springfield, State of Missouri on February 10, 2009.

DECORIZE, INC.

By:	/s/ Stephen R. Crowder
Stephen R. Crowder
President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Stephen R. Crowder
Stephen R. Crowder	President, Chief Executive Officer and
Date: February 10, 2009	Director (principal executive officer)

/s/ Daniel F. Graham
Daniel F. Graham	Chief Financial Officer
Date: February 10, 2009	(principal financial officer and
principal accounting officer)

/s/ Richard B. Chalker
Richard B. Chalker	Director
Date: February 10, 2009

/s/ Steven W. Fox
Steven W. Fox	Director
Date: February 10, 2009

/s/ Caroline Hipple
Caroline Hipple	Director
Date: February 10, 2009

/s/ Ronald L. Jones
Ronald L. Jones	Director
Date: February 10, 2009